Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

The Board of Directors

of Hughes Supply, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Hughes Supply, Inc. (filed under Securities and Exchange Commission File No. 333-57977 and File No. 333-118558) of our report dated July 29, 2005 relating to the financial statements and supplemental schedules of the Hughes Supply, Inc. Cash or Deferred Profit Sharing Plan and Trust, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Orlando, Florida
July 29, 2005

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